Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS Securities Trust on Form N-1A (“Registration Statement”) of our report dated July 29, 2010 relating to the financial statements and financial highlights which appears in the May 31, 2010 Annual Report to Shareholders of DWS Climate Change Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 27, 2010

Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS Securities Trust on Form N-1A (“Registration Statement”) of our report dated July 23, 2010 relating to the financial statements and financial highlights which appears in the May 31, 2010 Annual Report to Shareholders of DWS Health Care Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 27, 2010